Exhibit 4.2

GEORGIA POWER COMPANY

TO

THE BANK OF NEW YORK, TRUSTEE.

THIRTY-FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 17, 2008

SERIES 2008A FLOATING RATE SENIOR NOTES

DUE MARCH 17, 2010

TABLE OF CONTENTS1

EXHIBIT A	Form of Series 2008A Note

EXHIBIT B	Certificate of Authentication

_________________________

1   This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE is made as of the 17th day of March, 2008, by and between GEORGIA POWER COMPANY, a Georgia corporation, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374 (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, 101 Barclay Street, Floor 8W, New York, New York  10286 (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of January 1, 1998 (the “Original Indenture”), with The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as heretofore supplemented;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Thirty-Fourth Supplemental Indenture, is herein called the “Indenture”

WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Thirty-Fourth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Series 2008A Notes

SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Series 2008A Floating Rate Senior Notes due March 17, 2010 (the “Series 2008A Notes”).

There are to be authenticated and delivered $250,000,000 principal amount of Series 2008A Notes, and such principal amount of the Series 2008A Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series 2008A Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2008A Notes. Any such additional Series 2008A Notes will have the same interest rate, maturity and other terms as those initially issued. No Series 2008A Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304 or 907 of the Original Indenture. The Series 2008A Notes shall be issued in definitive fully registered form.

The Series 2008A Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series 2008A Notes shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Series 2008A Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Series 2008A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

The Series 2008A Notes will not be redeemable at the option of the Company prior to the Stated Maturity and will not have a sinking fund.

SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Calculation Agent” means The Bank of New York, or its successor appointed by the Company, acting as calculation agent.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Payment Dates” means the 17th day of March, June, September and December, commencing June 17, 2008; provided, however, in the event that any Interest Payment Date (other than the Interest Payment Date that is the Stated Maturity) would otherwise be a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day.

“Interest Period” means the period commencing on an Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) and ending on the day before the next succeeding Interest Payment Date.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market (which may include affiliates of one or more of the underwriters of the Series 2008A Notes) selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time on the Interest Determination Date for that Interest Period. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer that two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City (which may include affiliates of one or more of the underwriters of the Series 2008A Notes) selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U. S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Original Issue Date” means March 17, 2008.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date, whether or not a Business Day.

“Reuters LIBOR01 Page” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page or that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

“Stated Maturity” means March 17, 2010; provided that if the Stated Maturity is not a Business Day, the principal and interest due on that date will be payable on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 103. Payment of Principal and Interest. The principal of the Series 2008A Notes shall be due at Stated Maturity. The unpaid principal amount of the Series 2008A Notes shall bear interest at the rates set quarterly pursuant to Section 104 hereof until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series 2008A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2008A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2008A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2008A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Series 2008A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series 2008A Notes shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year.

Payment of the principal and interest due at the Stated Maturity of the Series 2008A Notes shall be made upon surrender of the Series 2008A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2008A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

SECTION 104. Determination of Interest. The Series 2008A Notes will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.55%. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Series 2008A Notes, the Company and the Trustee.

Upon the request of a Holder of the Series 2008A Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

SECTION 105. Denominations. The Series 2008A Notes may be issued in the denominations of $1,000, or any integral multiple thereof.

SECTION 106. Global Securities. The Series 2008A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series 2008A Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2008A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2008A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series 2008A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2008A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2008A Notes registered in such names as the Depositary shall direct.

SECTION 107 Transfer. No service charge will be made for any transfer or exchange of Series 2008A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

ARTICLE 2

Miscellaneous Provisions

SECTION 201. Recitals by Company. The recitals in this Thirty-Fourth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series 2008A Notes and of this Thirty-Fourth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 202. Ratification and Incorporation of Original Indenture. As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as heretofore supplemented and as supplemented by this Thirty-Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 203. Executed in Counterparts. This Thirty-Fourth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST: By: /s/Daniel Lowery Daniel Lowery Corporate Secretary	GEORGIA POWER COMPANY By: /s/Cliff S. Thrasher Cliff S. Thrasher Executive Vice President, Chief Financial Officer and Treasurer
ATTEST: By: /s/Francine Kincaid Francine Kincaid Vice President	THE BANK OF NEW YORK, as Trustee By: /s/L. O’Brien L. O’Brien Vice President

EXHIBIT A

FORM OF SERIES 2008A NOTE

NO. __	CUSIP NO. 373334JJ1

GEORGIA POWER COMPANY

SERIES 2008A FLOATING RATE SENIOR NOTE

DUE MARCH 17, 2010

Principal Amount:	$_____________
Regular Record Date:	15th calendar day prior to Interest Payment Date, whether or not a Business Day
Original Issue Date:	March 17, 2008
Stated Maturity:

March 17, 2010; provided that if the Stated Maturity is not a Business Day, the principal and interest due on that date will be payable on the next succeeding Business Day, and no interest shall accrue for the intervening period.

Interest Payment Dates:

17th day of March, June, September and December; provided, however, in the event that any Interest Payment Date (other than the Interest Payment Date that is the Stated Maturity) would otherwise be a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day

Interest Rate:	LIBOR plus 0.55% per annum, as set on each Interest Determination Date
Interest Determination Dates:	2nd London Business Day immediately preceding the first day of the relevant Interest Period
Authorized Denomination:	$1,000, or any integral multiple thereof

Georgia Power Company, a Georgia corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on June 17, 2008, and on the Stated Maturity at the rates per annum determined in accordance with the provisions specified below until the principal hereof is paid or made available for payment and at such rates on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment

Date that is the Stated Maturity) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

The Series 2008A Notes (as defined on the reverse hereof) will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.55%. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Series 2008A Notes, the Company and the Trustee.

“Calculation Agent” means The Bank of New York, or its successor appointed by the Company, acting as calculation agent.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Period” means the period commencing on an Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) and ending on the day before the next succeeding Interest Payment Date.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market (which may include affiliates of one or more of the underwriters of the Series 2008A Notes) selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time on the Interest Determination Date for that Interest Period. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer that two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City (which may include affiliates of one or more of the underwriters of the Series 2008A Notes) selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U. S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Reuters LIBOR01 Page” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page or that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

Payment of the principal of and interest due at the Stated Maturity of the Series 2008A Notes shall be made upon surrender of the Series 2008A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2008A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

GEORGIA POWER COMPANY

By:

Name:
Title:

Attest:

Name:

Title:

{Seal of GEORGIA POWER COMPANY appears here}

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of January 1, 1998, as supplemented (the “Indenture”), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series 2008A Floating Rate Senior Notes due March 17, 2010 (the “Series 2008A Notes”) which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Series 2008A Notes will not have a sinking fund.

The Series 2008A Notes will not be redeemable at the option of the Company prior to the Stated Maturity.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rates, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in	UNIF GIFT MIN ACT- _______ Custodian ________
	common	(Cust)	(Minor)
TEN ENT-	as tenants by the
	entireties	under Uniform Gifts to
JT TEN-	as joint tenants	Minors Act
with right of
	survivorship and	________________________
	not as tenants	(State)
in common

Additional abbreviations may also be used

though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory

B-1